Exhibit 10.3

AMENDMENT NO. 2
TO
INVESTMENT AND SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO INVESTMENT AND SECURITIES PURCHASE AGREEMENT, dated August 7, 2017 (this “Second Amendment”), is between General Moly, Inc., a Delaware corporation, (the “Company”), and Amer International Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Purchaser”). Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Agreement, as defined below.

RECITALS

A.            The Company and Purchaser are parties to the Investment and Securities Purchase Agreement, dated April 17, 2015, as amended by Amendment No. 1 to Investment and Securities Purchase Agreement on November 2, 2015 (the “Agreement”); and

B.            The parties desire to further amend the Agreement to, among other things, provide for the modification of specified conditions precedent to closing Tranche 2 and Tranche 3, and the definition of “Per Share Price” in the Agreement.

Accordingly, in consideration of the mutual covenants contained in this Amendment, the parties intending to be legally bound agree as follows.

AGREEMENT

1.             Recital A of the Agreement is hereby amended to read as follows:

“A.          …. (1) 40,000,000 shares (the “Offered Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the Per Share Price; ….”

2.             Recital B of the Agreement is hereby amended to read as follows:

“B.          … (2) the second tranche (“Tranche 2”) will consist of $6,000,000 of Offered Shares at the Per Share Price (the “Tranche 2 Securities”); and (3) the third tranche (“Tranche 3”) will consist of $10,000,000 of Offered Shares at the Per Share Price (the “Tranche 3 Securities”).  ….”

3.             Section 1.1(c)(ii) of the Agreement is hereby amended to read as follows:

“(ii)         On the Tranche 2 Closing Date, the Company shall deposit $500,000 from the Tranche 2 Closing Payment into the Expense Reimbursement Account. On the Tranche 3 Closing Date, the Company shall deposit $500,000 from the Tranche 3 Closing Payment into the Expense Reimbursement Account.”

4.             Section 1.3(b) of the Agreement is hereby amended to read as follows:

“(b)         Tranche 2 Closing.  Subject to the satisfaction or waiver of the conditions set forth in Section 7.2, the completion of the purchase and sale of the Tranche 2 Securities (the “Tranche 2 Closing”) shall occur at 10:00 a.m. local time at the offices of Bryan Cave LLP, Denver, Colorado, on September 30, 2017, or at such other location, date and time as may be mutually agreed upon by the Company and Purchaser.  The date of the Tranche 2 Closing is referred to herein as the “Tranche 2 Closing Date.”

5.             Section 7.2(b) of the Agreement is amended by adding a new subsection (ii) as follows:

“(ii)         Warrant Amendment.  The Company shall have received from Purchaser an executed Fourth Amendment to the Warrant Agreement, extending the expiration of the Warrant Agreement to the third anniversary of the issuance of the Record of Decision for the Mt. Hope Project.”

6.             Section 7.2(c)(ii) of the Agreement is amended as follows:

“(ii)         Officer’s Certificate.  The Company shall have delivered to Purchaser a certificate, dated the Tranche 2 Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.1(c)(iii) and (v).”

7.             Section 7.2(c)(iii) of the Agreement is amended as follows:

“(iii)        [Intentionally deleted].”

8.             Section 7.2(c)(iv) of the Agreement is amended as follows:

“(iv)        [Intentionally deleted].”

9.             Section 7.2(c)(v) of the Agreement is deleted in its entirety and replaced with the following:

“(v)         Stockholder Approval.  If the Company deems that such is required in its reasonable discretion, the Company shall have received stockholder approval for the transactions contemplated by this Agreement, as amended.”

10.          Section 7.2(c) of the Agreement is amended by adding a new subsection (vi) as follows:

“(vi)        Warrant Amendment.  Purchaser shall have received from the Company an executed Fourth Amendment to the Warrant Agreement, extending the expiration of the Warrant Agreement to the third anniversary of the issuance of the Record of Decision for the Mt. Hope Project.”

11.          Section 7.3(c)(ii) of the Agreement is amended as follows:

“(ii)         Officer’s Certificate.  The Company shall have delivered to Purchaser a certificate, dated the Tranche 3 Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.1(c)(iv) and (vi).”

12.          Section 7.3(c)(iv) of the Agreement is amended as follows:

“(iv)        [Intentionally deleted].”

13.          Section 7.3(c)(v) of the Agreement is amended as follows:

“(v)         [Intentionally deleted].”

14.          Section 7.3(c) of the Agreement is amended with the addition of a new subsection (vii), as follows:

“(vii)       the earlier of the date upon which 1) the Parties shall have closed a mutually agreed acquisition involving more than 10 million shares of the Company’s common stock as consideration for the acquisition; or 2) the Nevada State Engineer shall have issued water permits for the Mt. Hope Project.

15.          Section 8.1(b)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i)          the Tranche 1 Closing shall not have occurred on or before December 31, 2015, the Tranche 2 Closing shall not have occurred on or before September 30, 2017, or the Tranche 3 Closing shall not have occurred on or before the later of March 31, 2018 or 90 days after the occurrence of the earlier of the events described in 7.3(c)(vii);”

16.          The definition of “Per Share Price” in the Agreement is amended to read as follows:

“… (ii) with respect to the Tranche 2 Shares, the volume weighted average price of the Company’s Common Stock for the 30-day period ending on the date of execution of this Second Amendment;

(iii) with respect to the Tranche 3 Shares, $0.50; ….”

17.          The definition of “Availability” in the Agreement is amended to read as follows:

“Availability:                                                                       Loan Agreement to be signed no later than the date that is the five (5) year anniversary of the Tranche 1 Closing Date, available for drawdown from that date until 30 months thereafter.”

Except as specifically set forth in this Second Amendment, the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of the date first above written.

GENERAL MOLY, INC.

		By:	/s/ Bruce D. Hansen
		Name:	Bruce D. Hansen
		Title:	Chief Executive Officer

AMER INTERNATIONAL GROUP CO., LTD.

By:	/s/ Wenyin Wang
Name:	Wenyin Wang
Title:	Chairman

[Signature Page to Amendment No. 2 to Investment and Securities Purchase Agreement]